Filed pursuant to Rule 424(b)(5)
Registration Statement No. 333-215115

PROSPECTUS SUPPLEMENT
(to Prospectus dated December 22, 2016)

The KeyW Holding Corporation

8,500,000 Shares of Common Stock

We are offering 8,500,000 shares of our common stock. Our common stock is listed for trading on the NASDAQ Global Select Market under the symbol “KEYW.” On January 26, 2017, the last reported sale price of our common stock on the NASDAQ Global Select Market was $12.09 per share.

Investing in our common stock involves a high degree of risk. See the section entitled “Risk Factors” appearing on page S-13 of this prospectus supplement for a discussion of information that should be considered in connection with an investment in our common stock.

	Per Share	Total
Public offering price	$10.50	$89,250,000
Underwriting discounts and commissions	$0.525	$4,462,500
Proceeds, before expenses, to us(1)	$9.975	$84,787,500

(1)	We have agreed to reimburse the underwriters for certain expenses in connection with this offering. See “Underwriting.”

Delivery of the shares of common stock is expected to be made on or about February 1, 2017 through the facilities of the Depository Trust Company. We have granted the underwriters an option for a period of 30 days to purchase up to an additional 1,275,000 shares of our common stock. If the underwriters exercise the option in full, the total underwriting discounts and commissions payable by us will be $5,131,875 and the total proceeds to us, before expenses, will be $97,505,625.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Joint Book-Running Managers

RBC Capital Markets     Barclays     SunTrust Robinson Humphrey

Co-Managers

Chardan     Drexel Hamilton     Maxim Group LLC     Noble Capital Markets

Prospectus Supplement dated January 27, 2017.

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ABOUT THIS PROSPECTUS SUPPLEMENT

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering. We have not, and the underwriters have not, authorized anyone to provide you with different information. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus supplement entitled “Where You Can Find More Information” and “Information Incorporated by Reference.”

This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of the common stock being offered by us, and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference. The second part, the accompanying prospectus, including the documents incorporated by reference, provides more general information, some of which may not apply to this offering of common stock. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the Securities and Exchange Commission, or SEC, before the date of this prospectus supplement, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.

When used in this prospectus supplement, the terms “KeyW,” the “Company” and “we,” “us” and “our” refer to The KeyW Holding Corporation, a Maryland corporation, and, unless the context otherwise requires, its subsidiaries.

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FORWARD-LOOKING STATEMENTS

The matters discussed in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein may constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. In some cases, you can identify these statements by forward-looking words such as “could,” “expect,” “estimate,” “may,” “plan,” “potential,” “will,” and “would,” or similar words. You should read statements that contain these words carefully because they discuss our future expectations, contain projections of our future results of operations or of our financial position, or state other forward-looking information. These statements involve known and unknown risks and uncertainties and there may be events in the future that we are not able to predict or control accurately, and numerous factors may cause events, our results of operations, financial performance, achievements or industry performance, to differ materially from those reflected, whether express or implied, in the forward-looking statements.

Forward-looking statements included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein include, but are not limited to, the following:

•	that the Intelligence, Cyber and Counterterrorism communities are expected to continue working with domestic and international allies and partners and invest in advanced engineering and technologies to secure the U.S. and its allies;
•	that we are strongly positioned, based on our capabilities, competitive strengths and strategy, to be a leader in this currently well-funded and critical market;
•	that our competitive strengths will allow us to take advantage of the trends in our industry;
•	that we will continue to pursue selective strategic acquisitions that expand our advanced engineering and technology solutions;
•	that we intend to continue utilizing company and customer-funded research and development to deliver technologies, products and solutions that offer near-term and long-term value to both the U.S. government and contractors serving the U.S. government with whom we have or may develop relationships; and
•	that we will continue to use intellectual property that we create internally or license from other companies in the areas of network traffic intelligence, cybersecurity, cyber intelligence and geospatial intelligence to build products and solutions to further penetrate the intelligence, cyber, and counterterrorism markets.

The most important factors that could prevent us from achieving our goals, and cause the assumptions underlying forward-looking statements and the actual results to differ materially from those expressed in or implied by those forward-looking statements include, but are not limited to, the following:

•	the effects of the expiration or termination of any one or more of our key contracts or programs;
•	changes in our reputation and relationship with the U.S. government and its agencies;
•	changes in U.S. government spending and its mission priorities;
•	delays in the completion of the U.S. government’s budget process and the impact of any sequestration or shutdown;
•	our ability to realize the full amounts reflected in our backlog as revenue;
•	our ability to comply with laws and regulations relating to the formation, administration and performance of U.S. government contracts;
•	the risks associated with contractual provisions, laws and regulations that permit the U.S. government to reduce or modify contracts or subcontracts, cancel multi-year contracts and related orders, claim certain rights and suspend or debar us from doing business with the U.S. government;
•	changes in the U.S. government’s procurement practices and/or contracting rules and regulations;

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•	the risks associated with adverse findings in a Defense Contract Audit Agency audit;
•	the risks associated with the competition in the markets in which we operate and the competitive bidding process;
•	the risks associated with overseas operations, including liabilities relating to an accident or incident involving our employees or third parties;
•	our risk of loss not covered by insurance;
•	our ability to identify and successfully acquire and integrate businesses into our operations;
•	our ability to drive growth;
•	our ability to obtain additional capital when needed;
•	our ability to meet the financial and operating covenants contained in our credit facility;
•	our ability to protect and enforce our intellectual property rights;
•	our ability to obtain and renew certain third-party licenses;
•	our ability to create market demand and acceptance for our new products and enhancements;
•	the risks associated with cybersecurity attacks;
•	our ability to attract, train and retain senior management and skilled employees with security clearances;
•	our ability to obtain and maintain required security clearances;
•	the risks associated with employee misconduct, fraud and unethical activities;
•	the risk factors included in this prospectus supplement under the section captioned “Risk Factors” and those included in our filings with the SEC that are incorporated herein by reference, especially on Forms 10-K, 10-Q and 8-K; and
•	other factors that we may not have currently identified or quantified.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We caution you not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. Moreover, unless we are required by law to update these statements, we will not necessarily update or revise any forward-looking statements included or incorporated by reference in this prospectus supplement and the accompanying prospectus after the date hereof, either to conform them to actual results or to changes in our expectations.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us and the shares of common stock being offered by this prospectus supplement and the accompanying prospectus. This summary is not complete and may not contain all of the information that is important to you. Before investing in our common stock, you should read this prospectus supplement and the accompanying prospectus carefully in their entirety, including the information that we discuss under “Risk Factors” in this prospectus supplement, in our current reports on Form 8-K, quarterly reports on Form 10-Q, and in our annual report on Form 10-K, the financial statements and other information incorporated by reference in this prospectus supplement and the accompanying prospectus, and the information contained in any free writing prospectus that we have authorized for use in connection with this offering.

About KeyW

General Overview

KeyW is a highly-specialized provider of advanced engineering and technology solutions to support the collection, processing analysis and dissemination of information across the full spectrum of the Intelligence, Cyber and Counterterrorism Communities’ missions. Our solutions protect our nation and its allies and are designed to meet the critical needs of agile intelligence and U.S. government national security priorities. Our core capabilities include advanced cyber operations and training, geospatial intelligence, cloud and data analytics, engineering, and intelligence analysis and operations. Our capabilities include a suite of Intelligence Surveillance and Reconnaissance (ISR) solutions deployed from an advanced sensor delivery platform, proprietary products including electro-optical, hyperspectral and synthetic aperture radar sensors, and other products that we manufacture and integrate with hardware and software to meet unique and evolving intelligence mission requirements.

KeyW solutions focus on Intelligence Community (IC) customers, including the National Security Agency (NSA), the National Geospatial Intelligence Agency (NGA), the Army Geospatial Center (AGC) and other agencies within the IC and Department of Defense (DoD). In addition, we provide products and services to U.S. federal, state and local law enforcement agencies, foreign governments and other entities in the Cyber and Counterterrorism markets. We believe the combination of our advanced solutions, understanding of the IC’s mission, long-standing and successful customer relationships, operational capabilities and highly skilled, cleared workforce will help expand our footprint in our core markets.

We believe that KeyW’s capabilities and offerings are well-aligned with national security priorities and we have structured our strategic business development efforts to target these opportunities. The current government fiscal year (GFY) 2017 budget requests approximately $19 billion in cybersecurity funding, up 35% year-over-year, and we believe that the total addressable DoD information technology, or IT, budget is approximately $38.2 billion for GFY 2017. Additionally, approximately $6.8 billion of the GFY 2017 budget request is earmarked for the DoD’s cyberspace operations, an approximately $900 million increase (or 15%) over GFY 2016. The increase is largely associated with anticipated growth in the DoD’s Cyber Mission Forces and other defensive and offensive cyberspace activities. In addition, we have been successful at identifying, acquiring and integrating companies with capabilities to address the growing cybersecurity threat and evolving customer missions.

Our core capabilities address the missions of the IC, including:

Advanced Cyber Operations and Training:  An integrated approach to solve information security challenges.

•	Offensive cyberspace operations that deliver capabilities research and development, operations support and intelligence analysis
•	Defensive cyberspace operations and training focused on capabilities development, secure mobile communication and software and hardware security engineering
•	Cyber mission training and exercises providing real-world training sessions to prepare for a wide range of cybersecurity challenges

Geospatial Intelligence:  Advanced solutions for collecting, processing and disseminating geospatial intelligence.

•	Geospatial systems and analytics design and development to meet unique mission requirements
•	Airborne intelligence collections to meet remote-sensed data collection and processing needs
•	Ultra-high resolution imaging systems
•	Software-reconfigurable radar sensors that are readily adaptable to diverse missions and a wide range of aircraft and ground vehicles
•	Custom-built sensors tailored to meet the strictest technical and operational requirements

Cloud & Data Analytics:  The most current approaches driven by advanced research and development.

•	Data discovery, transformation and analysis with a proven, adaptable approach
•	Data management and security solutions developed by data scientists who understand the complexities of handling and sharing sensitive data
•	Cloud infrastructure and engineering using Software as a Service and Infrastructure as a Service models to provide universal accessibility and improved manageability

Engineering:  Solutions for some of the world’s most unique and challenging missions.

•	Custom packaging and microelectronics with low- to medium-rate production for virtually any mission
•	Digital forensics providing unique digital evidence capture and triage devices designed for speed and simplicity

Intelligence Analysis & Operations:  Solutions and support for classified missions, systems and facilities designed to collect, analyze, process and use products of various intelligence sources.

•	We provide intelligence analysis support in the following areas:
º	Signals Intelligence (SIGINT)
º	Open Source Intelligence (OSINT)
º	Counterterrorism (CT)
º	Cyber Threat Analysis
º	Counterintelligence (CI)
º	Human Terrain
º	All-Source Analysis
º	System Engineering (SE) Analysis
º	Document and Material Exploitation (DOMEX)
º	Imagery Intelligence (IMINT)

For the nine months ended September 30, 2016, we derived 94% of our revenue from continuing operations with U.S. government customers, including 81% of revenues derived from the IC and special military customers acting as both prime contractor and subcontractor. The majority of our contracts provide for a total contract period of five years, with an initial contract period of one year and the balance in one-year period renewal options. Historically, contract renewal options are rarely not exercised.

For 2015, 2014 and 2013, our revenue from continuing operations reflecting that of KeyW and our acquisitions, from the respective dates of the acquisitions, was $297.9 million, $279.3 million and $288.9 million, respectively, based on accounting principles generally accepted in the United States of America (GAAP). Our 2015 revenue from continuing operations was derived from over 200 contracts (a combination of prime contracts and subcontracts), the 10 largest of which accounted for approximately 53% of our 2015 actual revenue from continuing operations, with no individual contract accounting for greater than 15% of our 2015 revenue from continuing operations. We derive substantially all of our revenue from continuing operations from contracts with U.S. government agencies involved with national security missions. For the nine months ended September 30, 2016, our revenue from continuing operations was derived 52% from contracts with the NSA, 15% from contracts with the U.S. Army, 7% from contracts with the NGA, 17% from contracts with other elements of the DoD excluding the NSA, the U.S. Army and the NGA, 3% from work for other major intelligence agencies and other intelligence, defense, homeland security and law enforcement organizations, and 6% from commercial and international customers. For the nine months ended September 30, 2016 and the year ended December 31, 2015, we derived approximately 3% and 1% of our revenue from continuing operations, respectively, from international customers.

As of September 30, 2016, our total backlog was $746 million, of which $160 million was funded and $587 million was unfunded.

Our Market Opportunity

KeyW solutions and products focus on serving the IC customers including the NSA, the NGA, the AGC, and other agencies within the IC and DoD. In addition, we provide products and services to U.S. federal, state and local law enforcement agencies, foreign governments and other entities in the Cyber and Counter Terrorism markets.

Intelligence

The IC is a constellation of 17 agencies and organizations, including the Office of the Director of National Intelligence, within the Executive Branch of the U.S. government, each of which works both independently and collaboratively to gather and analyze the intelligence necessary to conduct foreign relations and national security activities. The rapid pace of technological innovation and evolution of the security threat environment — both physical and digital — requires highly specialized service providers that are able to ensure the IC and DoD maintain their technology leadership positions to serve the security interests of the United States. In order to maintain superiority over adversaries, there is strong demand from the IC and DoD for cutting-edge technologies in areas such as Signal Processing, Cyber, and Intelligence Analysis and Operations.

The IC represented an approximately $72 billion addressable market in GFY 2016. The intelligence budget is split between the National Intelligence Program (NIP), managed by the Office of the Director of National Intelligence, and the Military Intelligence Program (MIP), managed by the Secretary of Defense. The NIP, which supports agencies such as the National Reconnaissance Office, the NSA and the Central Intelligence Agency, represented an approximately $54 billion annual budget in GFY 2016 and has grown at a compounded annual growth rate of approximately 3% since 2006 despite significant government budgetary pressures. The positive budgetary trends are driven by the need to produce actionable intelligence to combat the evolving asymmetric and widely-distributed threat landscape. Growth is expected to continue, driven by the extreme demands on legacy, non-standardized infrastructure and emergence of new technologies to collect, transport and store, analyze and operate an increasing amount of data.

Funding areas of the NIP are focused on maintaining technological advancement and superiority in the following areas:

•	Sustaining key investments to strengthen intelligence collection and critical operational capabilities supporting counterterrorism, counterintelligence, and counterproliferation;
•	Protecting the IC’s core mission areas and maintaining global coverage to remain vigilant against emerging threats;
•	Promoting increased intelligence sharing and advancing IC integration through continued investment in enterprise-wide capabilities and use of cloud technology to facilitate greater efficiency and improve the safeguarding of information across the intelligence information environment; and
•	Identifying resources for strategic priorities, including advanced technology to improve strategic warning, evolved collection and exploitation capabilities, and increased resiliency.

Cybersecurity

Cybersecurity is receiving increased attention and budget funding (approximately $19 billion for GFY 2017) at a time when there are widespread and effective threats that demonstrate the vulnerability of U.S. public and private data and communications networks. Recent headlines highlighting high-profile cases of unauthorized access, digital espionage, identity theft, malicious code, and other cyber-crimes in both public and private sectors have reinforced the need for a more robust cybersecurity infrastructure. An increase in hacking attacks on key national security infrastructure systems, such as the DoD computer system, has heightened the need for improved threat protection. Additionally, the expansion of anti-terrorism efforts to cyberspace highlights the need for improved global cyber coordination and security measures.

The Office of Management and Budget highlights cybersecurity as a key priority for maintaining U.S. national security. The GFY 2017 budget request of approximately $19 billion represents a 35% increase from GFY 2016. This significant increase in overall U.S. federal resources for cybersecurity supports a broad-based cybersecurity strategy for securing the U.S. government, enhancing the security of critical infrastructure and important technologies and investing in next-generation tools and workforce. As part of the passage of the Cybersecurity Act of 2015, the Obama administration implemented the Cybersecurity National Action Plan to develop short-term and long-term actions to improve cybersecurity on national and local levels.

Counter Terrorism

The war against terrorism has shifted the focus of the IC, the DoD and Department of Homeland Security (DHS) towards utilizing technology-centric weapons and strategies, data mining and analysis, and counterterrorism solutions. The published U.S. National Military Strategy highlights counter terrorism as a joint force prioritized mission and underscores related initiatives as key investment priorities for the foreseeable future. Similarly, the National Security Strategy highlights the persistent threat of terrorism as a pillar to maintain national security. Terrorism prevention is highlighted as the top priority in the GFY 2016 DHS budget request, with prioritized investments in technology and risk-based, intelligence-driven programs.

Our Competitive Strengths

We believe the following competitive strengths will allow us to take advantage of the trends in our industry:

Ability to develop, field, and operate end-to-end intelligence solutions.  Through a combination of acquisitions and organic technology development, KeyW has assembled a collection of capabilities that when combined are capable of supporting our customers’ end-to-end intelligence missions in airborne, ground, and cyber domains. We intend to leverage these customer-proven capabilities to extend our market penetration to other organizations and agencies, foreign and domestic, and to drive organic growth.

Focus on core cyber superiority, geospatial intelligence and intelligence strengths.  We focus on delivering cyber superiority, geospatial intelligence and intelligence support to the IC. We deliver a full range of cyber engineering services and solutions, geospatial intelligence services and solutions, and cyber intelligence products. Mastering cyberspace and thereby attaining cyber superiority is a core mission of the IC. We believe that our focus gives our customers faster and more innovative solutions than those offered by our competitors.

Agile intelligence, cybersecurity and cyber age operations expertise.  We have significant experience in building signal and information processing solutions, cybersecurity, cyber superiority and geospatial intelligence solutions, using agile methodologies for the IC to support mission critical activities and complex national security problems. Our team has established a strong reputation for responding quickly to customer requirements, and for partnering with our customers to identify and define these requirements. The changes in the threat environment that have occurred since 2001 have put enormous pressure on the IC to respond more quickly and in a more integrated way than ever before. We believe that we have a culture of innovation and agility that allows us to respond more quickly and with greater impact than other organizations.

Successful track record of acquiring and integrating key businesses.  Since our founding, we have assembled, through a series of highly selective strategic acquisitions, a single distinct, integrated and cohesive platform that provides high quality and complementary cybersecurity, cyber superiority and geospatial intelligence capabilities, solutions and products to meet the demanding needs of our customers’ missions.

Strong Intelligence Community experience and network.  Our leadership and employees have significant expertise in the IC and a lengthy track record with many members of the IC. Our insight into the IC’s needs and our mission focus allow us to articulate and support our customers’ needs as they emerge, placing us at the forefront of solutions being offered. The senior members of our leadership and technology teams have a record of supporting the IC’s programs for the past 20 to 30 years. Our long-term relationships establish the basis of trust required to understand and support mission-critical requirements. During this period, our executives have gained access to the highest levels of the IC, allowing them to provide thought leadership in the transformation of the intelligence process to respond to challenges of cyber age operations and a rapidly changing asymmetrical global threat environment.

Skilled employees with high-level security clearances.  As of December 31, 2016, KeyW had 1,058 employees. Approximately 80% of our employees have U.S. government security clearances, with approximately 73% of our employees holding top secret or higher clearance. This concentration of highly-skilled and cleared personnel allows us to respond quickly to customer requirements and gives us on-going insight into our customers’ toughest national security problems. The requirement for these clearances and the time and process required to attain them are significant barriers to entering this market.

ISR sensor development, rapid deployment and sustainment of airborne collection platforms.  Our highly-customized, integrated airborne collection solutions are lower cost than traditional ISR platforms and complemented by complete flight services and ongoing sustainment and logistics support of the collection platforms. We rapidly deploy solutions tailored to meet the most urgent requirements for ISR imagery in support of tactical missions and rapid mapping of large areas in some of the world’s most challenging locations, thus placing us at the center of the trend towards actionable intelligence.

Our Strategy

Our objective is to continue growing our business by providing affordable, advanced engineering and technology solutions that solve complex problems such as preventing cyber threats, transforming data into intelligence and combating global terrorism, and to leverage our capabilities and innovations in this field to government intelligence, defense, and federal, state, and local civil government customers. Key elements of our strategy to accomplish our continued growth objective include:

Pursuing strategic, capability-enhancing acquisitions.  We will continue to proactively pursue selective strategic acquisitions that expand our intelligence and cyber platform of capabilities and solutions, provide access to new customers and provide increased scale in a consolidating landscape of providers to the IC. This will include companies that are leaders in supporting the U.S. intelligence and defense communities, as well as technologies and solutions in cybersecurity and other areas of innovation that are critical to the transformation of the intelligence and defense communities into cyber age operations and to improve the overall cybersecurity posture of the intelligence and defense communities.

Leverage IC experience in certain agencies to address new growth markets in the Intelligence, Cyber, and Counterterrorism Communities.  KeyW has a meaningful presence in two of the 17 organizations that make up the IC (including the Office of the Director of National Intelligence) and a modest presence in three other agencies. A key growth strategy is to leverage the unique capabilities we have developed with our core customers to expand into the agencies where KeyW does not have a significant presence. We believe the capabilities we have developed for current customers will be attractive to other members of the IC, enabling a significant growth opportunity for KeyW. To expand our IC presence, we have invested in building a best-in-class business development team with a proven capability of penetrating new customer agencies and winning large new prime contracts.

Building and leveraging our research and development efforts.  We intend to continue utilizing company and customer funded research and development to develop technologies, products and solutions that have significant potential for near-term as well as long-term value in the markets we serve. We will continue to use intellectual property that we create internally or license from other companies in the areas of network traffic intelligence, cybersecurity, cyber intelligence and geospatial intelligence to build products and solutions to further penetrate the intelligence and defense market.

Recent Developments

Potential Extension of Contract Term

One government prime contract that accounted for approximately 15% of our revenue from continuing operations for both the nine months ended September 30, 2016 and fiscal year 2015 is set to expire in March 2017. We believe the customer is not actively soliciting competing proposals and we are currently in discussions with the customer regarding a two year extension of the contract. While we expect the contract to be renewed for a two year term, we cannot assure you that we will be able to successfully extend the contract for another two years on existing terms or at all, and failure to extend on such terms could adversely affect our business, financial condition, results of operations and cash flows.

Preliminary Unaudited Selected Financial Data for Fiscal Year 2016

The preliminary financial data presented below was prepared by management in good faith based upon internal reporting for the fiscal year ended December 31, 2016. Although we have not identified any unusual or unique events or trends that occurred during the period which might materially affect these estimates, actual results may still be outside of the ranges provided below. Our independent registered public accounting firm has not audited, reviewed, compiled or performed any procedures on this preliminary financial data, nor has it expressed any opinion or any other form of assurance on such information. As a result, our full interim or audited annual financial statements prepared in accordance with GAAP for the periods shown may differ materially from the preliminary estimates herein. You should not place undue reliance on this preliminary and estimated information.

The following are our current preliminary estimated results for the fiscal year ended December 31, 2016:

•	revenues from continuing operations of between $290 million and $293 million;
•	net income from continuing operations of between $3 million and $5 million; and
•	adjusted EBITDA from continuing operations of between $31 million and $33 million.

A reconciliation of adjusted EBITDA from continuing operations to net income from continuing operations is provided below.

We have provided a range for our current preliminary unaudited estimates of revenues from continuing operations, net income from continuing operations and adjusted EBITDA from continuing operations because our financial closing procedures for the fourth quarter of fiscal year 2016 are not yet complete. It is possible that our final reported results may not be within the ranges we currently estimate, and may differ materially. We expect to complete our closing procedures for the fourth quarter of fiscal year 2016 in February 2017.

Adjusted EBITDA from continuing operations as defined by us is a financial measure that is not calculated in accordance with GAAP. The Adjusted EBITDA from continuing operations reconciliation tables below provide reconciliations of this non-GAAP financial measure to net income (loss) from continuing operations, the most directly comparable financial measure calculated and presented in accordance with GAAP. Adjusted EBITDA from continuing operations should not be considered as an alternative to net income from continuing operations, operating income from continuing operations or any other measure of financial performance calculated and presented in accordance with GAAP. Our adjusted EBITDA from continuing operations may not be comparable to similarly titled measures of other companies because other companies may not calculate adjusted EBITDA from continuing operations or similarly titled measures in the same manner as we do. We prepare adjusted EBITDA from continuing operations to eliminate the impact of items that we do not consider indicative of our core operating performance. We encourage you to evaluate these adjustments and the reasons we consider them appropriate.

We believe adjusted EBITDA from continuing operations is useful to investors in evaluating our operating performance for the following reasons:

•	we have various non-recurring or non-operating transactions and expenses that directly impact our net income from continuing operations. Adjusted EBITDA from continuing operations is intended to approximate the net cash provided by our operations by adjusting for such items; and
•	securities analysts use adjusted EBITDA from continuing operations as a supplemental measure to evaluate the overall operating performance of companies.

Our board of directors and management use adjusted EBITDA from continuing operations:

•	as a measure of operating performance;
•	to determine a significant portion of management’s incentive compensation;
•	for planning purposes, including the preparation of our annual operating budget; and
•	to evaluate the effectiveness of our business strategies.

Although adjusted EBITDA from continuing operations is frequently used by investors and securities analysts in their evaluations of companies, adjusted EBITDA from continuing operations has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results of operations as reported under GAAP. Some of these limitations are:

•	adjusted EBITDA from continuing operations does not reflect our cash expenditures or future requirements for capital expenditures or other contractual commitments;
•	adjusted EBITDA from continuing operations does not reflect changes in, or cash requirements for, our working capital needs;
•	adjusted EBITDA from continuing operations does not reflect interest expense or interest income;

•	adjusted EBITDA from continuing operations does not reflect cash requirements for income taxes;
•	adjusted EBITDA from continuing operations does not include non-cash expenses related to stock compensation;
•	although depreciation and amortization are non-cash charges, the assets being depreciated or amortized will often have to be replaced in the future, and adjusted EBITDA from continuing operations does not reflect any cash requirements for these replacements; and
•	other companies in our industry may calculate adjusted EBITDA from continuing operations or similarly titled measures differently than we do, limiting its usefulness as a comparative measure.

The following table includes a reconciliation of net income from continuing operations to adjusted EBITDA from continuing operations based on our current preliminary high and low range estimates for the year ended December 31, 2016.

Preliminary Adjusted EBITDA from Continuing Operations Reconciliation

	Year Ended December 31, 2016
	Range of Results
	Low	High
	(Unaudited, in millions)
Net Income from Continuing Operations	$3.0	$5.0
EBITDA Adjustments:
Depreciation	6.4	6.4
Intangible Amortization	6.1	6.1
Stock Compensation Amortization	3.5	3.5
Interest Expense, net	10.8	10.8
Income Tax Expense	2.2	2.2
Acquisition and Other Adjustments(1)	(1.0)	(1.0)
Adjusted EBITDA from Continuing Operations	$31.0	$33.0

(1)	Other adjustments include a $3.0 million gain on the divestiture of our systems engineering and technical assistance (SETA) business, net of transaction costs in 2016.

Our current estimates of the preliminary unaudited financial data discussed above constitute forward-looking statements, as referred to in “Forward-Looking Statements” above. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in “Risk Factors” in this prospectus supplement and the risk factors described in the documents incorporated by reference into this prospectus supplement. We undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus supplement to conform these statements to actual results or to changes in our expectations.

Hexis Disposition

As further described in our current report on Form 8-K filed with the SEC on June 9, 2016, during the second quarter of 2016, we sold the Hexis Cyber Solutions, Inc. (“Hexis”) business in its entirety. The Hexis business marketed our HawkEye products and related maintenance and services to the commercial cyber sector and comprised our entire former Commercial Cyber Solutions reporting segment.

Corporate Information

The KeyW Holding Corporation, incorporated in Maryland in December 2009, is a holding company and conducts its operations through The KeyW Corporation and its subsidiaries. The KeyW Corporation was incorporated in Maryland in May 2008 and began operations on August 4, 2008. The KeyW Corporation became our 100% owned subsidiary on December 29, 2009, as part of a corporate reorganization. We currently operate in one business segment — Government Solutions. Our common stock is listed on the NASDAQ Global Select Market under the symbol “KEYW.”

The address of our principal executive office is 7740 Milestone Parkway, Suite 400, Hanover, Maryland 21076 and our general telephone number is (443) 773-1600. Our web site address is www.keywcorp.com. We make available free of charge on or through our Internet website, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The information on, or accessed through, our website is not part of this prospectus supplement or the accompanying prospectus, or any other report we file with or furnish to the SEC.

THE OFFERING

The following summary is provided solely for your convenience and is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus supplement and the accompanying prospectus.

Common stock we are offering
8,500,000 shares (plus up to an additional 1,275,000 shares of our common stock that we may issue and sell upon the exercise of the underwriters’ option to purchase additional shares of common stock)
Common stock outstanding after this offering(1)
49,499,887 shares
Use of proceeds
We estimate that the net proceeds to us from this offering will be approximately $84.4 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by us (or, if the underwriters exercise their option to purchase 1,275,000 additional shares of common stock in full, approximately $97.1 million, after deducting underwriting discounts and commissions and estimated offering expenses). We intend to use these net proceeds to finance possible future acquisitions and for working capital and general corporate purposes. See “Use of Proceeds.”
Listing
Our common stock is listed on the NASDAQ Global Select Market under the symbol “KEYW.”
Risk factors
See “Risk Factors,” as well as the risks described in our annual report on Form 10-K for the year ended December 31, 2015, quarterly reports on Form 10-Q for the quarterly periods ended March 31, 2016, June 30, 2016 and September 30, 2016 and other information included in or incorporated into this prospectus supplement and the accompanying prospectus for a discussion of factors that you should carefully consider before deciding to invest in shares of our common stock.

(1)	The number of shares outstanding after this offering excludes:
•	1,272,672 shares of common stock issuable upon the exercise of outstanding stock options as of September 30, 2016, at a weighted average exercise price of $10.30 per share;
•	1,564,763 shares of common stock issuable under restricted stock units and pursuant to long-term incentive shares as of September 30, 2016;
•	318,116 shares of common stock issuable upon the exercise of outstanding warrants as of September 30, 2016, at a weighted average exercise price of $10.94 per share;

•	701,002 shares of common stock available for grant under our 2013 Stock Incentive Plan as of September 30, 2016; and
•	10,080,917 shares of common stock issuable upon conversion of our 2.50% Convertible Senior Notes due 2019, based on the initial conversion rate (the “Notes”).

Unless otherwise noted, all information in this prospectus supplement:

•	assumes the application of the net proceeds of this offering in the manner described in “Use of Proceeds;” and
•	assumes that the underwriters do not exercise their option to purchase up to an additional 1,275,000 shares of common stock.

SUMMARY CONSOLIDATED FINANCIAL DATA

You should read the information set forth below in conjunction with the section titled “Use of Proceeds” included in this prospectus supplement, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our annual reports on Form 10-K and quarterly reports on Form 10-Q and our audited and unaudited financial statements and related notes and other financial information included or incorporated by reference into this prospectus supplement. Our historical results are not necessarily indicative of our results for any future period.

The following tables set forth our summary statement of operations data, balance sheet data and other data for the periods indicated. The summary statement of operations data and other data for the nine months ended September 30, 2016 and 2015 and the summary balance sheet data as of September 30, 2016 have been derived from our unaudited financial statements incorporated by reference into this prospectus supplement, and, in the opinion of our management, include all adjustments, consisting only of normal recurring adjustments, necessary for the fair presentation of the information. The summary statement of operations data and other data for the years ended December 31, 2015, 2014 and 2013 have been derived from our audited financial statements set forth in our current report on Form 8-K filed with the SEC on December 15, 2016 (the “December 15 Current Report”) and incorporated by reference into this prospectus supplement.

Summary Statement of Operations Data

	Year ended December 31,			Nine months ended September 30,
	2013	2014	2015	2015	2016
				(unaudited)
	(in thousands, except per share data)
Revenue	$288,909	$279,250	$297,935	$222,818	$219,099
Gross Profit	91,529	86,342	89,729	68,344	70,523
Operating Income	4,351	18,750	16,130	12,450	14,245
Net (Loss) Income From Continuing Operations	(2,962)	6,590	(29,910)	(28,005)	4,978
Net Loss From Discontinued Operations	(8,257)	(20,125)	(28,712)	(17,522)	(27,496)
Net Loss	(11,219)	(13,535)	(58,622)	(45,527)	(22,518)
Basic net (loss) earnings per share:
Continuing Operations	$(0.08)	$0.18	$(0.77)	$(0.73)	$0.12
Discontinued Operations	(0.23)	(0.54)	(0.74)	(0.46)	(0.68)
Basic net loss per share	$(0.31)	$(0.36)	$(1.51)	$(1.19)	$(0.56)
Diluted net (loss) earnings per share:
Continuing operations	$(0.08)	$0.17	$(0.77)	$(0.73)	$0.12
Discontinued operations	(0.23)	(0.51)	(0.74)	(0.46)	(0.67)
Diluted net loss per share	$(0.31)	$(0.34)	$(1.51)	$(1.19)	$(0.55)
Adjusted EBITDA from Continuing Operations	$36,983	$38,471	$35,970	$27,726	$26,234

Summary Balance Sheet Data

	December 31,			September 30, 2016
	2013	2014	2015
				(unaudited)
	(in thousands)
Cash and Cash Equivalents	$2,480	$39,601	$21,227	$42,505
Working Capital	15,802	85,353	62,951	72,962
Total Assets	428,052	466,653	453,405	444,704
Non-Current Liabilities	71,236	133,771	164,972	171,863
Total Stockholders’ Equity	299,491	299,218	251,825	234,914

	Adjusted EBITDA from Continuing Operations Reconciliation
	Year ended Dec. 31, 2013(1)	Year ended Dec. 31, 2014(1)	Year ended Dec. 31, 2015	Nine Months ended Sept. 30, 2015	Nine months ended Sept. 30, 2016
	(in thousands)
Net (Loss) Income from Continuing Operations	$(2,962)	$6,590	$(29,910)	$(28,005)	$4,978
Depreciation	5,738	5,329	5,877	4,265	4,981
Intangible Amortization	20,534	7,737	7,087	5,373	4,463
Stock Compensation Amortization	5,731	6,421	5,524	4,389	2,172
Interest Expense, net	3,508	8,934	10,299	7,691	8,194
Income Tax (Benefit) Expense(2)	(2,479)	3,356	35,782	32,800	2,491
Public Offering, Acquisition and Other Adjustments(3)	6,913	104	1,311	1,213	(1,045)
Adjusted EBITDA from Continuing Operations	$36,983	$38,471	$35,970	$27,726	$26,234

(1)	Certain amounts have been adjusted for the correction of immaterial errors. See Note 1 to the Consolidated Financial Statements in Item 15 in Exhibit 99.3 of the December 15 Current Report for more information.
(2)	The income tax expense for 2015 included a valuation allowance for deferred tax assets.
(3)	Other adjustments include a legal settlement in 2013 and $3.0 million gain on the divestiture of our SETA business, net of transaction costs in 2016.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before investing in our common stock, you should consult with your own financial and legal advisers and carefully consider, among other matters, the following risks as well as the risks described in our annual report on Form 10-K for the year ended December 31, 2015, quarterly reports on Form 10-Q for the quarterly periods ended March 31, 2016, June 30, 2016 and September 30, 2016 and the other documents incorporated herein by reference. You should carefully consider the risks described below and in those reports and the other information in this prospectus supplement and the accompanying prospectus and the documents incorporated herein by reference before you make a decision to invest in the common stock offered hereby. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties that we are unaware of, or that we currently believe are not material, also may become important factors that affect us. If any of the following risks materialize, our business, financial condition and results of operations could be materially harmed. In that case, the trading price of our common stock could decline, and you may lose some or all of your investment.

Risks Relating to Our Common Stock

The price of our common stock may be subject to wide fluctuations.

The market price of our common stock is subject to significant fluctuations. The market price for our common stock has varied between a high of $13.57 on December 7, 2016 and a low of $3.91 on February 11, 2016 during the fiscal year ended December 31, 2016. Among the factors that could affect our common stock price are the risks described in this section and in the documents incorporated herein by reference and other factors, including:

•	quarterly variations in our operating results compared to market expectations;
•	changes in expectations as to our future financial performance, including financial estimates or reports by securities analysts;
•	changes in market valuations of similar companies;
•	liquidity and activity in the market for our common stock;
•	actual or expected sales of our common stock by our stockholders, including any of our significant stockholders;
•	strategic moves by us or our competitors, such as acquisitions or restructurings;
•	acquisition or loss of revenue-generating contracts and programs;
•	general market conditions;
•	future sales of our common stock; and
•	domestic and international economic, legal and regulatory factors unrelated to our performance.

As a result of the existence of one or more of these factors, the price of our common stock may be subject to wide fluctuations.

Future issuances and sales of our common stock in the public market could lower the market price for our common stock.

In the future, we may sell additional shares of our common stock to raise capital. In addition, a substantial number of shares of our common stock is reserved for issuance upon the exercise of stock options and upon conversion of the Notes. We cannot predict the size of future issuances or the effect, if any, that they may have on the market price for our common stock. The issuance and sale of substantial amounts of common stock, or the perception that such issuances and sales may occur, could adversely affect the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities.

The issuance of substantial amounts of our common stock could adversely impact its price. As of September 30, 2016, we had 40,975,827 shares of our common stock issued and outstanding and options to purchase 1,272,672 shares of our common stock (of which 1,227,362 were exercisable as of that date) outstanding. We also had outstanding warrants to purchase 318,116 shares of our common stock, all of which were exercisable as of that date. We also had 1,564,763 shares of common stock issuable under outstanding restricted stock units and pursuant to long-term incentive shares and 701,002 shares of common stock available for grant under our 2013 Stock Incentive Plan as of that date. In addition, we have 10,080,917 shares of common stock reserved for issuance upon the conversion of our Notes based on the initial conversion rate. Although the terms of our Notes permit us to settle Note conversions with cash, we may not have sufficient funds to do so and we could be required to issue shares of common stock. If we choose to borrow funds to effect cash settlement of our Notes, the resulting increase in interest expense could cause a decline in our profitability. The issuance of additional shares, including as a result of the exercise or conversion of our outstanding options, warrants and Notes, and under our restricted stock units and long-term incentive shares, could also reduce our per share financial performance. Any of these factors could cause the price of our common stock to decline.

We may allocate the net proceeds from this offering in ways that you and other stockholders may not approve.

We intend to use the net proceeds from this offering to finance possible future acquisitions and for working capital and general corporate purposes. Our management will have broad discretion in the application of certain of the net proceeds from this offering and could spend the proceeds in ways that do not necessarily improve our operating results or enhance the value of our common stock.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our stock price and trading volume could decline.

The trading market for our common stock depends in part on the research and reports that securities or industry analysts publish about us or our business. If we do not maintain adequate research coverage or if one or more of the analysts who covers us downgrades our stock or publishes inaccurate or unfavorable research about our business, our stock price would likely decline. If one or more of these analysts ceases coverage of our company or fails to publish reports on us regularly, demand for our stock could decrease, which could cause our stock price and trading volume to decline.

Provisions in our organizational documents and in Maryland law may inhibit potential acquisition bids that our stockholders may consider favorable, and the market price of our common stock may be lower as a result.

Our charter and bylaws contain provisions that may have an anti-takeover effect and inhibit a change in our board of directors and management. These provisions include the following:

•	Our charter permits our board of directors to issue preferred stock with terms that may discourage a third party from acquiring us. Our charter permits our board of directors to issue up to 5 million shares of preferred stock, having preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption as determined by our board of directors. Our board of directors could authorize the issuance of preferred stock with terms and conditions that could have the effect of discouraging a takeover or other transaction in which holders of some or a majority of our shares might receive a premium for their shares over the then-prevailing market price; and
•	Our charter and bylaws contain other possible anti-takeover provisions. Our charter and bylaws contain other provisions that may have the effect of delaying, deferring or preventing a change-of-control or the removal of existing directors and, as a result, could prevent our stockholders from being paid a premium for their common stock over the then-prevailing market price. These provisions include the advance notice requirements for stockholder proposals and director nominations.

In addition, Maryland law provides protection for Maryland corporations against unsolicited takeovers by limiting, among other things, the duties of the directors in unsolicited takeover situations. The duties of directors of Maryland corporations do not require them to:

•	accept, recommend or respond to any proposal by a person seeking to acquire control of the corporation;
•	authorize the corporation to redeem any rights under, or modify or render inapplicable, any stockholder rights plan;
•	make a determination under the Maryland Business Combination Act or the Maryland Control Share Acquisition Act; or
•	act or fail to act solely because of the effect that the act or failure to act might have on an acquisition or potential acquisition of control of the corporation or the amount or type of consideration that may be offered or paid to the stockholders in an acquisition.

Maryland law also contains a statutory presumption that an act of a director of a Maryland corporation satisfies the applicable standards of conduct for directors under Maryland law.

Any one or more of these provisions, singularly or together, may have an anti-takeover effect that discourages potential acquisition bids that our stockholders may consider favorable, which, under certain circumstances, could reduce the market price of our common stock.

The capped call transactions may affect the value of our common stock.

In connection with the issuance of our Notes, we entered into capped call transactions with certain financial institutions as option counterparties. The capped call transactions generally are expected to reduce the potential dilution and/or offset any cash payments due in excess of the principal amount of converted Notes, as the case may be, upon any conversion of the Notes, with such reduction and/or offset subject to a cap. In connection with establishing their initial hedge of the capped call transactions, the option counterparties and/or their respective affiliates entered into various derivative transactions with respect to our common stock. This activity or any reduction in such continued activity could affect the market price of our common stock.

In addition, the option counterparties and/or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to our common stock and/or purchasing or selling our common stock or other securities of ours in secondary market transactions prior to the maturity of the Notes. This activity could also cause or avoid an increase or a decrease in the market price of our common stock, which could affect conversions of the Notes and could affect the number of shares issuable upon conversion of the Notes.

Section 404 of the Sarbanes-Oxley Act of 2002 requires us to document and test our internal control over financial reporting and also requires our independent registered public accounting firm to report on the operating effectiveness of these controls. Failures, delays or difficulty in satisfying these requirements could adversely affect our future results of operations and our stock price.

Section 404 of the Sarbanes-Oxley Act of 2002 requires us to document and test the effectiveness of our internal control over financial reporting in accordance with an established internal control framework and to report on our conclusions as to the effectiveness of our internal controls. It also requires our independent registered public accounting firm to test our internal control over financial reporting and report on the effectiveness of such controls. In addition, we are required under the Exchange Act to maintain disclosure controls and procedures and internal control over financial reporting.

We have identified material weaknesses in our internal control over financial reporting as of December 31, 2015 related to controls with respect to the design and operation of a long-term forecast used to support our valuation of long-lived assets and impairment tests, monitoring activities for identification of errors in inventory valuation, and the design and operation of controls related to determine whether contracts should be recognized as software revenue or as a multiple element arrangement in accordance with GAAP. Under standards established by the Public Company Accounting Oversight Board, a material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis.

As of the date of this prospectus supplement, we have implemented additional and/or revised controls and new processes to address the material weaknesses described above. Although management had tested these new processes and controls throughout 2016 and we believe that the identified material weaknesses have been sufficiently mitigated, our independent auditors have not completed their testing of our remedial measures. Therefore, we cannot assure you that we have successfully remediated the material weaknesses described above.

If our remedial measures described above are insufficient to address the material weaknesses, our consolidated financial statements may contain material misstatements, and we could be required to restate our financial results. In addition, if we are unable to successfully remediate these material weaknesses and if we are unable to produce accurate and timely financial statements, our stock price may be adversely affected and we may be unable to maintain compliance with applicable stock exchange listing requirements.

We may, in the future, discover other areas of our internal controls that need improvement, particularly with respect to businesses that we may acquire. If so, we cannot be certain that any remedial measures we take will ensure that we have adequate internal controls over our financial processes and reporting in the future. Any failure to implement required new or improved controls, or difficulties encountered in their implementation could harm our operating results or cause us to fail to meet our reporting obligations. If we are unable to conclude that we have effective internal control over financial reporting, or if our independent registered public accounting firm is unable to provide us with an unqualified report regarding the effectiveness of our internal control over financial reporting in future periods, investors could lose confidence in the reliability of our financial statements. This could result in a decrease in the value of our common stock. Failure to comply with Section 404 could potentially subject us to sanctions or investigations by the SEC, the NASDAQ Global Select Market or other regulatory authorities.

USE OF PROCEEDS

We expect that the net proceeds of this offering will be approximately $84.4 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by us (or, if the underwriters exercise their option to purchase 1,275,000 additional shares of our common stock in full, approximately $97.1 million after deducting underwriting discounts and commissions and estimated offering expenses payable by us).

We intend to use these net proceeds to finance possible future acquisitions and for working capital and general corporate purposes.

Pending the uses described above, we may invest these net proceeds in short-term interest-bearing investment grade instruments.

CAPITALIZATION

The following table sets forth our unaudited consolidated capitalization as of September 30, 2016. Our capitalization is presented:

•	on an actual basis; and
•	on an as adjusted basis to give effect to the issuance and sale of 8,500,000 shares of our common stock in this offering.

You should read this table along with our financial statements and related notes and the other financial information included in or incorporated by reference into this prospectus supplement.

	As of September 30, 2016
	Actual	As Adjusted
	(dollars in thousands)
	(unaudited)
Cash, cash equivalents and investments	$42,505	$126,933	(1)
Long-term debt:
Convertible senior notes, net of discount	$130,888	$130,888
Stockholders’ equity:
Preferred stock, $0.001 par value; 5 million shares authorized, none issued	—	—
Common stock, $0.001 par value; 100 million shares authorized, 40,975,827 shares issued and outstanding, actual and 49,475,827 shares issued and outstanding, as adjusted	41	49
Additional paid-in capital	332,651	417,070
Accumulated deficit	(97,778)	(97,778)
Total stockholders’ equity	234,914	319,341
Total capitalization	$365,802	$450,229

(1)	Cash and cash equivalents is net of the discounts, commissions and estimated expenses of approximately $360,000 payable by us in connection with the offering.

The table above assumes no exercise of the underwriters’ option to purchase 1,275,000 additional shares in this offering. In addition, the number of shares of our common stock in the actual and as adjusted columns in the table above excludes:

•	1,272,672 shares of our common stock issuable upon exercise of outstanding options issued under our stock option plans as of September 30, 2016, at a weighted average exercise price of $10.30 per share;
•	318,116 shares of our common stock issuable upon exercise of outstanding warrants as of September 30, 2016, at a weighted average exercise price of $10.94 per share;
•	701,002 shares of common stock available for grant under our 2013 Stock Incentive Plan as of September 30, 2016;
•	1,564,763 shares of common stock issuable under restricted stock units and pursuant to long-term incentive shares as of September 30, 2016; and
•	10,080,917 shares of common stock issuable upon conversion of the Notes, based on the initial conversion rate.

UNDERWRITING

RBC Capital Markets, LLC, Barclays Capital Inc. and SunTrust Robinson Humphrey, Inc. are acting as joint book-running managers of this offering and RBC Capital Markets, LLC and Barclays Capital Inc. are acting as the representatives of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the respective number of shares of common stock set forth opposite its name below:

Underwriter	Shares of Common Stock
RBC Capital Markets, LLC	3,825,000
Barclays Capital Inc.	2,550,000
SunTrust Robinson Humphrey, Inc.	1,105,000
Chardan Capital Markets, LLC	255,000
Drexel Hamilton	255,000
Maxim Group LLC	255,000
Noble Capital Markets, Inc.	255,000
Total	8,500,000

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase our shares of common stock, other than those shares covered by the underwriters’ option to purchase additional shares described below. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the shares, subject to approval of legal matters by their counsel, including the validity of the shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officers’ certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and reject orders in whole or in part.

Commission and Discounts

The representatives have advised us that the underwriters propose to offer the shares of common stock directly to the public at the public offering price presented on the cover page of this prospectus supplement, and to selected dealers, who may include the underwriters, at the public offering price less a selling concession not in excess of $0.315 per share. After the offering, the underwriters may change the offering price and other selling terms.

The following table summarizes the underwriting discounts and commissions that we will pay to the underwriters in connection with this offering. The amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares of common stock.

	Per Share		Total
	Without Option to Purchase Additional Shares	With Option to Purchase Additional Shares	Without Option to Purchase Additional Shares	With Option to Purchase Additional Shares
Public offering price	$10.50	$10.50	$89,250,000	$102,637,500
Underwriting discounts and commissions	$0.525	$0.525	$4,462,500	$5,131,875
Proceeds to us, before expenses	$9.975	$9.975	$84,787,500	$97,505,625

The expenses of the offering, not including the underwriting discounts and commissions payable by us are estimated to be approximately $360,000 and are payable by us. We have agreed to reimburse the underwriters up to $25,000 for expenses related to any filing with, and any clearance of this offering by, the Financial Industry Regulatory Authority (FINRA).

Option to Purchase Additional Shares

We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to 1,275,000 additional shares of our common stock from us at the public offering price set forth on the cover page of this prospectus supplement, less underwriting discounts and commissions. If the underwriters exercise this option, each underwriter will be obligated, subject to specified conditions, to purchase a number of additional shares proportionate to that underwriter’s initial purchase commitment as indicated in the table above. This option may be exercised only if the underwriters sell more shares than the total amount set forth on the cover page of this prospectus supplement.

Listing and Transfer Agent

Our shares of common stock are listed on the NASDAQ Global Select Market under the symbol “KEYW.” The transfer agent and registrar for our shares of common stock is Computershare.

No Sales of Similar Securities

We and our executive officers and directors have agreed, with certain limited exceptions, that we and they will not, for a period of 90 days after the date of this prospectus supplement, without first obtaining the prior written consent of RBC Capital Markets, LLC and Barclays Capital Inc., directly or indirectly:

•	offer, pledge, sell or contract to sell any common stock;
•	sell any option or contract to purchase any common stock;
•	purchase any option or contract to sell any common stock;
•	grant any option, right or warrant for the sale of any common stock;
•	request or demand that we file a registration statement related to any common stock; or
•	enter into any swap or any other agreement or any transaction that transfers, in whole or in part, the economic consequence of ownership of any common stock whether any such swap or transaction is to be settled by delivery of shares or other securities, in cash or otherwise.

This lock-up provision applies to our common stock and to securities convertible into or exchangeable or exercisable for or repayable with our common stock. It also applies to common stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition. Notwithstanding the above, the lock-up provision binding the Company will not apply to us with respect to, among other things, (A) the shares of common stock to be sold in this offering, (B) any shares of common stock issued by the Company upon the exercise of an option or warrant or the conversion of (or satisfaction of a condition to the issuance of) a security outstanding on the date hereof, (C) any offer of shares, any shares of common stock issued or any options to purchase common stock granted pursuant to employee benefit plans of the Company, (D) any shares of common stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan, (E) any rights issued under any shareholder rights plan adopted by the Company or (F) any registration statement on Form S-8 under the Securities Act with respect to the foregoing.

Price Stabilization, Short Positions and Penalty Bids

In connection with the offering, the underwriters may purchase and sell shares of our common stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares of common stock than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares of common stock. The underwriters may close out any covered short position by either exercising their option to purchase additional shares of common stock or purchasing shares of our common stock in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the underwriters’ option to purchase additional shares of common stock. “Naked” short sales are sales of shares in an amount in excess of the number of shares represented by the underwriters’ option to purchase additional shares of common stock. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of shares of our common stock made by the underwriters in the open market to peg, fix or maintain the price of our common stock prior to the completion of the offering.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. A penalty bid is an arrangement permitting the underwriters to reclaim the selling concession otherwise accruing to a syndicate member in connection with the offering if shares of our common stock originally sold by such syndicate member are purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Conflicts of Interest

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

An affiliate of RBC Capital Markets, LLC is a lender and administrative agent under our existing senior credit facility. An affiliate of SunTrust Robinson Humphrey, Inc. is a lender under our existing senior credit facility.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Electronic Offer, Sale and Distribution of Securities

In connection with the offering, certain of the underwriters or securities dealers may distribute this prospectus supplement and the accompanying prospectus by electronic means, such as e-mail. In addition, one or more of the underwriters may facilitate Internet distribution for this offering to certain of its Internet subscription customers. The underwriters may allocate a limited principal amount of shares for sale to their online brokerage customers. An electronic prospectus supplement and the accompanying prospectus may be available on the Internet web sites maintained by one or more of the underwriters. Other than the prospectus supplement and the accompanying prospectus in electronic format, the information on any underwriter’s web site is not part of this prospectus supplement.

Sales Outside the United States

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of our common stock, or the possession, circulation or distribution of this prospectus supplement or any other material relating to us or our common stock in any jurisdiction where action for that purpose is required. Accordingly, the shares of common stock may not be offered or sold, directly or indirectly, and neither this prospectus supplement nor any other offering material or advertisements in connection with our common stock may be distributed or published, in or from any country or jurisdiction, except in compliance with any applicable rules and regulations of any such country or jurisdiction.

The underwriters may arrange to sell the common stock offered hereby in certain jurisdictions outside the United States, either directly or through affiliates, where it is permitted to do so.

Notice to Prospective Investors in Canada

The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in the European Economic Area

In relation to each member state of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), and with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, no offer of shares may be made to the public in that Relevant Member State other than:

•	to any legal entity which is a qualified investor as defined in the Prospectus Directive;
•	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the relevant representative nominated by the issuer for any such offer; or
•	in any other circumstances falling within Article 3(2) of the Prospectus Directive.

provided that no such offer of shares to the public shall require the issuer or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive and each person who initially acquires any shares under this offer will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of Article 2(1)(e) of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase the securities, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU), and includes any relevant implementing measure in the Relevant Member State.

Notice to Prospective Investors in the United Kingdom

This document is only being distributed to, and is only directed at (i) persons who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 as amended (the “Order”), (ii) persons falling within Article 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the Order; or (iii) persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

Notice to Prospective Investors in Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company, the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of the shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of the shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the shares.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Notice to Prospective Investors in Australia

No prospectus or other disclosure document (as defined in the Corporations Act 2001 (Cth) of Australia (“Corporations Act”)) in relation to the common shares has been or will be lodged with the Australian Securities & Investments Commission (“ASIC”). This document has not been lodged with ASIC and is only directed to certain categories of exempt persons. Accordingly, if you receive this document in Australia:

(a)	you confirm and warrant that you are either:
(i)	a “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act;
(ii)	a “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to us which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made;
(iii)	a person associated with the company under section 708(12) of the Corporations Act; or

(iv)	a “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act, and to the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act any offer made to you under this document is void and incapable of acceptance; and
(b)	you warrant and agree that you will not offer any of the common shares for resale in Australia within 12 months of that common shares being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

Notice to Prospective Investors in Hong Kong

The shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Japan

The shares offered in this prospectus supplement have not been registered under the Financial Instruments and Exchange Act of Japan (the “Financial Instruments and Exchange Act”). The shares have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to or for the account of any resident of Japan, except (i) pursuant to an exemption from the registration requirements of the Financial Instruments and Exchange Act and (ii) in compliance with any other applicable requirements of Japanese law.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

•	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:
º	to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than $200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;
º	where no consideration is or will be given for the transfer; or
º	where the transfer is by operation of law.

In addition, investors in Singapore should note that the securities acquired by them are subject to resale and transfer restrictions specified under Section 276 of the SFA, and they, therefore, should seek their own legal advice before effecting any resale or transfer of their securities.

LEGAL MATTERS

Holland & Knight LLP, Tysons, Virginia, will pass upon the validity of the issuance of the common stock offered by this prospectus supplement and the accompanying prospectus. Certain legal matters relating to the offering will be passed upon for the underwriters by Paul Hastings LLP, New York, New York.

EXPERTS

The audited consolidated financial statements incorporated by reference in this prospectus supplement and elsewhere in the registration statement of which this prospectus supplement is a part from our Current Report on Form 8-K filed with the SEC on December 15, 2016, and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus supplement and elsewhere in the registration statement of which this prospectus supplement is a part from our annual report on Form 10-K for the fiscal year ended December 31, 2015 filed with the SEC on March 15, 2016, have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and the accompanying prospectus are only part of the registration statement on Form S-3 that we filed with the SEC under the Securities Act and do not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference in this prospectus supplement and the accompanying prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the Public Reference Room.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus supplement incorporates by reference our documents listed below and any subsequent filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus supplement and prior to the termination of the offering of the common stock covered by this prospectus supplement (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	Our annual report on Form 10-K for the fiscal year ended December 31, 2015 (filed on March 15, 2016) (the consolidated financial statements included in the annual report have been superseded by the financial statements in our current report on Form 8-K filed on December 15, 2016 referred to below);
•	Our quarterly reports on Form 10-Q for the fiscal quarter ended March 31, 2016 (filed on May 10, 2016), for the fiscal quarter ended June 30, 2016 (filed on August 9, 2016) and for the fiscal quarter ended September 30, 2016 (filed on November 2, 2016);
•	Our current reports on Form 8-K dated February 19, 2016 (filed on February 23, 2016), dated February 25, 2016 (filed on March 2, 2016), dated March 2, 2016 (filed on March 8, 2016), dated March 21, 2016 (filed on March 21, 2016), dated May 2, 2016 (filed on May 5, 2016), dated May 18, 2016 (filed on May 19, 2016), dated May 23, 2016 (filed on May 27, 2016), dated June 4, 2016 (filed on June 9, 2016), dated June 10, 2016 (filed on June 15, 2016), dated November 9, 2016 (filed on November 23, 2016), and dated December 15, 2016 (filed on December 15, 2016);
•	Our definitive proxy statement on Schedule 14A filed with the SEC on April 14, 2016; and
•	Our Registration Statement on Form 8-A, dated September 28, 2010 (filed on September 28, 2010), registering our common stock under Section 12(b) of the Exchange Act.

Any statement contained in a document filed before the date of this prospectus supplement and incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. Any information that we file after the date of this prospectus supplement with the SEC will automatically update and supersede the information contained in this prospectus supplement. Notwithstanding the foregoing, we are not incorporating any document or portion thereof or information deemed to have been furnished and not filed in accordance with SEC rules.

Potential investors may obtain a copy of any of our SEC filings, excluding exhibits, without charge, by written or oral request directed to The KeyW Holding Corporation, Attention: Investor Relations, 7740 Milestone Parkway, Suite 400, Hanover, Maryland, 21076.

Prospectus

THE KEYW HOLDING CORPORATION

$175,000,000 of Common Stock, Preferred Stock, Warrants, Debt Securities, Units and
Guarantees of Debt Securities

By this prospectus, we may offer and sell from time to time, in one or more offerings, our common stock, preferred stock, warrants, debt securities and units at an aggregate initial offering price not to exceed $175,000,000. Our debt securities may be guaranteed by one or more of the co-registrants, each of which is a direct or indirect 100% owned subsidiary of The KeyW Holding Corporation.

In this prospectus, we refer to the common stock, preferred stock, warrants, debt securities, units, or guarantees of debt securities or any combination of the foregoing securities to be sold by us in a primary offering collectively as “shelf securities.” The total dollar amount of all shelf securities that we may issue under this prospectus will not exceed $175,000,000. The securities may be offered separately, together, or in series, and in amounts, at prices and on other terms to be determined at the time of each offering. We will provide the specific terms of the securities to be sold in a prospectus supplement.

We may sell the securities directly to investors, through agents designated from time to time, or to or through underwriters or dealers, among other methods. The prospectus supplement for each offering will describe the specific methods by which we will sell the securities. The prospectus supplement also will set forth the price to the public of such securities and the net proceeds we expect to receive from the sale of the securities.

This prospectus may not be used to consummate the sale of any securities unless accompanied by a prospectus supplement relating to the securities to be sold. You should read this prospectus and any prospectus supplements carefully before you invest.

Our common stock is listed for trading on the NASDAQ Global Select Market under the symbol “KEYW.” On December 13, 2016, the last reported sale price of our common stock was $12.49.

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” appearing on page 4 in this prospectus and elsewhere in any supplements for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 22, 2016

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a “shelf” registration process. Under this shelf process, we may, from time to time, sell or issue any combination of shelf securities in one or more offerings with a maximum aggregate offering price of up to $175,000,000.

Our debt securities may be guaranteed by one or more of the co-registrants, each of which is a direct or indirect 100% owned subsidiary of The KeyW Holding Corporation. Any such guarantees will be full and conditional, joint and several, and will be described in the applicable prospectus supplement for the debt securities to which such guarantees relate.

This prospectus provides you with a general description of the shelf securities we may offer. Each time securities are sold by us, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement, together with the additional information described below under the heading “Where You Can Find More Information.”

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement relating to the securities offered.

You should not assume that the information appearing in this prospectus is accurate as of any date other than the date on the front cover of this prospectus. You should not assume that the information contained in the documents incorporated by reference in this prospectus is accurate as of any date other than the respective dates of those documents. Our business, financial condition, results of operations, and prospects may have changed since that date.

References in this prospectus to “KeyW,” the “Company” and “we,” “us” and “our” refer to The KeyW Holding Corporation, a Maryland corporation, and its subsidiaries. The phrase “this prospectus” refers to this prospectus and any applicable prospectus supplement, unless the context otherwise requires.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room.

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus incorporates by reference our documents listed below and any subsequent filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until all of the securities are sold.

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2015 (filed on March 15, 2016) (the consolidated financial statements included in the Annual Report have been superseded by the financial statements in our Current Report on Form 8-K filed on December 15, 2016 referred to below);
•	Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2016 (filed on May 10, 2016), for the fiscal quarter ended June 30, 2016 (filed on August 9, 2016) and for the fiscal quarter ended September 30, 2016 (filed on November 2, 2016);
•	Current Reports on Form 8-K dated February 19, 2016 (filed on February 23, 2016), dated February 25, 2016 (filed on March 2, 2016), dated March 2, 2016 (filed on March 8, 2016), dated March 21, 2016 (filed on March 21, 2016), dated May 2, 2016 (filed on May 5, 2016), dated May 18, 2016 (filed on May 19, 2016), dated May 23, 2016 (filed on May 27, 2016), dated June 4, 2016 (filed on June 9, 2016), dated June 10, 2016 (filed on June 15, 2016), dated November 9, 2016 (filed on November 23, 2016) and dated December 15, 2016 (filed on December 15, 2016); and
•	Registration Statement on Form 8-A, dated September 28, 2010 (filed on September 28, 2010), registering our common stock under Section 12(b) of the Exchange Act.

Any statement contained in a document filed before the date of this prospectus and incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Any information that we file after the date of this prospectus with the SEC will automatically update and supersede the information contained in this prospectus. Notwithstanding the foregoing, we are not incorporating any document or portion thereof or information deemed to have been furnished and not filed in accordance with SEC rule.

Potential investors may obtain a copy of any of our SEC filings, excluding exhibits, without charge, by written or oral request directed to The KeyW Holding Corporation, Attention: Investor Relations, 7740 Milestone Parkway, Suite 400, Hanover, Maryland, 21076.

NOTE ON FORWARD-LOOKING STATEMENTS

The matters discussed in this prospectus may constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties, and other factors that may cause our actual results, activity levels, performance or achievements to be materially different from any future results, activity levels, performance or achievements expressed or implied by such forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “could”, “expect”, “estimate”, “may”, “potential”, “will”, and “would”, or similar words. You should read statements that contain these words carefully because they discuss our future expectations, contain projections of our future results of operations or of our financial position, or state other forward-looking information. There may be events in the future that we are not able to predict or control accurately, and numerous factors may cause events, our results of operations, financial performance, achievements, or industry performance, to differ materially from those reflected in the forward-looking statements. The factors listed in the section captioned “Risk Factors,” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2016, as well as any cautionary language in such Annual Report and the other reports we file under the Securities Exchange Act of 1934, as amended, provide examples of such risks, uncertainties, and events.

You should not place undue reliance on these forward-looking statements, which apply only as of the date of this Annual Report. Subsequent events and developments may cause our views to change. While we may elect to update the forward-looking statements at some point in the future, we specifically disclaim any obligation to do so.

THE COMPANY

KeyW seeks to protect our nation and its allies by providing advanced engineering and technology solutions to support the collection, processing, analysis and dissemination of information across the full spectrum of the Intelligence, Cyber and Counterterrorism communities’ missions. Our solutions fall into five main areas of expertise — cyber, geospatial, cloud and data analytics, engineering and analysis and operations — and are designed to meet critical needs for agile intelligence and U.S. government national security priorities. We address some of the nation’s most complex problems such as preventing cyber threats, transforming data into intelligence and combating global terrorism.

Our platforms include numerous modified commercial turboprop aircraft for electro-optical and hyperspectral imagery and light detection and ranging (LIDAR) collection and products that we manufacture and integrate with hardware and software to meet unique — and evolving — mission requirements.

Our customers include agencies such as the National Security Agency (NSA), the National Geospatial Intelligence Agency (NGA), the Army Geospatial Center (AGC) and other agencies within the Intelligence Community and Department of Defense. In addition, we provide our products and services to U.S. federal, state and local law enforcement agencies and foreign governments. The combination of our advanced solutions, mission knowledge, customer partnerships, operational capabilities and highly skilled, cleared workforce continues to expand our footprint in the Intelligence, Cyber and Counterterrorism markets.

We believe that KeyW’s capabilities and offerings align well to national security needs and we have aligned our strategic business development efforts to target these opportunities. The Intelligence Community is focused on enhancing its next-generation affordable Intelligence, Surveillance and Reconnaissance (ISR) programs, which is a major strength of our solution set. In addition, studies indicate that the Intelligence Community is actively seeking better solutions for analyzing and curating massive amounts of data.

Our primary areas of expertise include:

•	providing sophisticated engineering services and solutions that help our customers solve discreet and complex cybersecurity, cyber superiority and geospatial and other intelligence challenges;
•	using multiple intelligence collection techniques to collect data and information in cyberspace, encompassing the entire electromagnetic spectrum;
•	processing data and information from cyberspace to make it accessible to a wide range of analytical needs and resources;
•	analyzing data and information that have been collected, processed, correlated and made easily accessible to transform into usable information for our customers;
•	providing specialized training, field support and test and evaluation services;
•	developing, integrating, rapidly deploying and sustaining agile airborne intelligence, surveillance and reconnaissance collection platforms to austere environments; and
•	responding quickly and decisively to demanding and emergent customer requirements, with agile processes and methods that satisfy evolving requirements.

The KeyW Holding Corporation, incorporated in Maryland in December 2009, is a holding company and conducts its operations through The KeyW Corporation and its respective subsidiaries. The KeyW Corporation was incorporated in Maryland in May 2008 and began operations on August 4, 2008. The KeyW Corporation became our 100% owned subsidiary on December 29, 2009, as part of a corporate reorganization. The company currently operates in one business segment — Government Solutions. Since our founding in 2008, we have completed more than 22 acquisitions. Our common stock is listed on the Nasdaq Global Select Market under the symbol “KEYW”.

Our principal executive offices are located at 7740 Milestone Parkway, Suite 400, Hanover, MD 21076, and our telephone number is 443-733-1600.

RISK FACTORS

Investing in our securities involves risk. You should carefully consider the specific factors discussed under the caption “Risk Factors” in the applicable prospectus supplement, together with all the other information contained in the prospectus supplement or appearing or incorporated by reference in this prospectus. Additional risks, including those that relate to any particular securities we offer, may be included in a prospectus supplement. You should also consider the risks, uncertainties and assumptions discussed under Item 1A. “Risk Factors” included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, and our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2016, each of which is incorporated by reference in this prospectus, and will be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of shelf securities offered hereby for general corporate purposes, which may include working capital, capital expenditures, debt repayment or acquisitions. Our management will retain broad discretion in the allocation of the net proceeds.

RATIO OF EARNINGS TO FIXED CHARGES

The table below sets forth our ratio of earnings to fixed charges on a historical basis for the periods indicated. The information set forth in the table should be read in conjunction with the financial information incorporated by reference into this prospectus.

	Nine Months ended 9/30/2016	Twelve Months ended 12/31/2015	Twelve Months ended 12/31/2014	Twelve Months ended 12/31/2013	Twelve Months ended 12/31/2012	Twelve Months ended 12/31/2011
Ratio of earnings to fixed charges	1.9	1.6	2.1	(0.6)	1.1	1.8

The ratios are calculated by dividing earnings by fixed charges. For the purposes of computing the ratio of earnings to fixed charges, earnings consist of pretax income from continuing operations plus fixed charges. Fixed charges consist of interest expense. For the year ended December 31, 2013, the amount of the deficiency was $5.4 million.

We had no shares of preferred stock outstanding for any period presented.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock, together with the additional information we may include in any prospectus supplements (which may differ from the terms summarized below), summarizes the material terms and provisions of our capital stock that we may offer under this prospectus. For the complete terms of our capital stock, please refer to our articles of incorporation and bylaws that are filed as exhibits to the reports incorporated by reference into the registration statement that includes this prospectus. Additionally, the Maryland General Corporation Law, as amended (the “MGCL”) may also affect the terms of our capital stock.

Common Stock

The holders of shares of common stock are entitled to one vote per share held on all matters submitted to a vote at a meeting of stockholders. Each stockholder may exercise its vote either in person or by proxy.

Stockholders are not entitled to cumulate their votes for the election of directors, which means that, subject to any rights as may be granted to the holders of shares of preferred stock, if any, the holders of more than 50% of the outstanding shares of common stock are able to elect all of the directors to be elected by holders of shares of common stock and the holders of the remaining shares of common stock will not be able to elect any director. Subject to any preferences to which holders of shares of preferred stock, if any, may be entitled, the holders of outstanding shares of common stock are entitled to receive ratably the dividends, if any, as may be declared from time to time by the board of directors out of funds legally available therefore. In the event that we liquidate, dissolve or wind up, the holders of outstanding shares of common stock are entitled to share ratably in all of our assets which are legally available for distribution to stockholders, subject to the prior rights on liquidation of creditors and to preferences, if any, to which holders of shares of preferred stock, if any, may be entitled. The holders of outstanding shares of common stock do not have any preemptive, subscription, redemption or sinking fund rights. The outstanding shares of common stock are, and the shares to be issued in the offering will, upon issuance and sale as contemplated hereby, be duly authorized, validly issued, fully paid and nonassessable.

Preferred Stock

Our articles of incorporation authorizes us to issue up to 5,000,000 shares of preferred stock, in one or more series and containing the rights, privileges and limitations, including dividend rights, voting rights, conversion privileges, redemption rights, liquidation rights and/or sinking fund rights, as may from time to time be determined by our board of directors. Preferred stock may be issued in the future in connection with acquisitions, financings or other matters as the board of directors deems to be appropriate. In the event that any shares of preferred stock shall be issued, a certificate of designation, setting forth the series of the preferred stock and the relative rights, privileges and limitations with respect thereto, is required to be filed with the Maryland State Department of Assessments and Taxation. The effect of having preferred stock authorized is that our board of directors alone, within the bounds and subject to the federal securities laws and the Maryland law, may be able to authorize the issuance of preferred stock, which may adversely affect the voting and other rights of holders of common stock. The issuance of preferred stock may also have the effect of delaying or preventing a change-of-control of the Company.

You should refer to the prospectus supplement relating to the series of preferred stock being offered for a description of the specific terms of that series, including:

•	the title of the series and the number of shares in the series;
•	the price at which the preferred stock will be offered;
•	the dividend rate or rates or method of calculating the rates, the dates on which the dividends will be payable, whether or not dividends will be cumulative or non-cumulative and, if cumulative, the dates from which dividends on the preferred stock being offered will cumulate;
•	the voting rights, if any, of the holders of shares of the preferred stock being offered;
•	the provisions for a sinking fund, if any, and the provisions for redemption, if applicable, of the preferred stock being offered;
•	the liquidation preference per share;
•	the terms and conditions, if applicable, upon which the preferred stock being offered will be convertible into our common stock, including the conversion price, or the manner of calculating the conversion price, and the conversion period;
•	the terms and conditions, if applicable, upon which the preferred stock being offered will be exchangeable for debt securities, including the exchange price, or the manner of calculating the exchange price, and the exchange period;
•	any listing of the preferred stock being offered on any securities exchange;
•	whether interests in the shares of the series will be represented by depositary shares;

•	a discussion of any material Federal income tax considerations applicable to the preferred stock being offered;
•	the relative ranking and preferences of the preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;
•	any limitations on the issuance of any class or series of preferred stock ranking senior or equal to the series of preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and
•	any additional rights, preferences, qualifications, limitations and restrictions of the series.

The preferred stock of each series will rank senior to the common stock in priority of payment of dividends, and in the distribution of assets in the event of any liquidation, dissolution or winding up of our affairs, to the extent of the preferential amounts to which the preferred stock of the respective series will be entitled.

Upon issuance, the shares of preferred stock will be fully paid and non-assessable, which means that their holders will have paid their purchase price in full and we may not require them to pay additional funds. Holders of preferred stock will not have any preemptive rights.

The transfer agent and registrar for the preferred stock will be identified in the applicable prospectus supplement.

No Preemptive Rights

No holder of any of our stock of any class authorized has any preemptive right to subscribe for any of our securities of any kind or class.

Transfer Agent and Registrar

The Transfer Agent and Registrar for our common stock is Computershare.

Warrants

In conjunction with the private placement of our common stock to investors and in certain acquisitions, we have from time to time issued warrants to purchase shares of our common stock. We issued these warrants at a per share exercise price equal to the per share purchase price at which such investors purchased shares of our common stock in these private placements, or, in the case of acquisitions, at the fair market value of our common stock at the acquisition date. The warrants issued expire seven years from the date of their original issuance.

Registration Rights Agreements

2009 Registration Rights Agreement

Under our May 2009 amended and restated registration rights agreement, certain of our stockholders and directors, including Caroline Pisano, The Caroline S. Pisano 2009 Irrevocable Trust, John Hannon, The Hannon Family, LLC, and the John G. Hannon Revocable Trust U/A Dated March 9, 2004 have registration rights with respect to certain shares of common stock beneficially held by them.

These registration rights are as follows:

Demand Registration Rights.  Holders of at least 20% of the registrable shares can request that we file up to three registration statements registering all or a portion of their registrable shares. Under specified circumstances, we have the right to defer filing of a requested registration statement for a period of not more than 90 days and may only defer a filing once per calendar year. These registration rights are subject to additional conditions and limitations, including the right of the underwriters to limit the number of shares included in any such registration under certain circumstances. The number of the demand registrations is limited to three if the registrations cover more than 75% of the amount of the shares requested to be registered.

“Piggy-Back” Registration Rights.  Whenever we propose to file a registration statement under the Securities Act of 1933, as amended (known as the Securities Act) for an offering of common stock for our own account or for the account of any holder or holders of common stock other than a registration statement in connection with employee benefit or acquisition-related matters, the holders of registrable shares are entitled to notice of the registration and have the right to include their registrable shares in such registration. These registration rights are subject to additional conditions and limitations, including the right of the underwriters to limit the number of shares having registration rights to be included in the registration under certain circumstances.

Form S-3 Registration Rights.  If we are eligible to file a registration statement on Form S-3, the holders of registrable shares have the right to demand that we file a registration statement, including shelf registration statements, for the requesting holders on Form S-3 so long as the aggregate offering price of securities to be sold under the registration statement on Form S-3 is at least $1,000,000. These registration rights are subject to additional conditions and limitations, including the right of the underwriters to limit the number of shares having registration rights to be included in the registration under certain circumstances. There is no limit to the number of registrations on Form S-3 that may be requested.

We are required to bear all registration fees and expenses related to the registrations under the registration rights agreement, excluding any transfer taxes relating to the sale of the shares held by the stockholders entitled to registration rights and any underwriting discounts or selling commissions. In addition, we will indemnify the selling stockholders in such transactions.

The registration rights cease to apply to any holder of registrable shares under the registration rights agreement (i) at such time as the holder is eligible to sell, in a single transaction, all of its registrable shares under Rule 144 promulgated under the Securities Act, or (ii) October 6, 2018.

All shareholders who had registration rights under the 2009 registration rights agreement with respect to this registration statement have waived in writing such registration rights.

Maryland Anti-Takeover Law and Selected Charter and Bylaw Provisions

The board of directors believes that it is appropriate to include certain provisions as part of our articles of incorporation and our bylaws to be effective upon the completion of this offering to protect the corporation and its stockholders from takeovers which our board of directors might conclude are not in the best interests of KeyW or its stockholders. The following discussion is a general summary of the material provisions of KeyW’s articles of incorporation and bylaws and certain other regulatory provisions that may be deemed to have an “anti-takeover” effect. This is a general description of these provisions and reference should be made in each case to the document in question, each of which is part of this Registration Statement filed with the Securities and Exchange Commission.

Directors.  As permitted by Subtitle 8 of Title 3 of the Maryland General Corporation Law (the “MGCL”), our articles of incorporation and bylaws provide that directors may only be removed for cause and then only upon a two-thirds supermajority vote of the stockholders. The board of directors has the exclusive right to fill any vacancies on the board regardless of the reason for the vacancy. The advance notice provisions in our Bylaws impose notice and information requirements in connection with the nomination by stockholders of candidates for election to the board of directors or the proposal by stockholders of business to be acted upon at the annual meeting of stockholders.

Maryland Business Combination Statute.  Under the MGCL, certain “business combinations” (including a merger, consolidation, share exchange or, in certain circumstances specified under the statute, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and any interested stockholder, or an affiliate of such an interested stockholder, are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Maryland law defines an interested stockholder as (i) any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s voting stock, or (ii) an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approves in advance the transaction by which the person otherwise would have become an interested stockholder. In approving a transaction, however, the board of directors may provide that its approval is subject to compliance at or after the time of the approval, with any terms and conditions determined by the board of directors.

After the five-year prohibition, any business combination between the company and an interested stockholder generally must be recommended by the board of directors and approved by the affirmative vote of at least (i) 80% of the votes entitled to be cast by holders of outstanding voting shares of stock of the corporation, and (ii) two-thirds of the votes entitled to be cast by holders of voting shares of stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or shares held by an affiliate or associate of the interested stockholder, unless, among other conditions, the corporation’s common stockholders receive a minimum price (as described under Maryland law) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares.

These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a corporation’s board of directors prior to the time that the interested stockholder becomes an interested stockholder. Pursuant to the statute, our board of directors has by resolution opted out of the business combination provisions of the MGCL and, consequently, the five-year prohibition and the supermajority vote requirements will not apply to business combinations between us and an interested stockholder, unless our board in the future alters or repeals this resolution. As a result, any person who later becomes an interested stockholder may be able to enter into business combinations with us without compliance by our company with the supermajority vote requirements and the other provisions of the statute.

We cannot assure you that our board of directors will not determine to become subject to such business combination provisions in the future. However, an alteration or repeal of this resolution will not have any effect on any business combinations that have been consummated or upon any agreements existing at the time of such modification or repeal.

Control Share Acquisitions.  The MGCL provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved at a special meeting of stockholders by the affirmative vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock in a corporation in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of such shares in the election of directors: (1) a person who makes or proposes to make a control share acquisition, (2) an officer of the corporation or (3) an employee of the corporation who is also a director of the corporation. “Control shares” are voting shares of stock that, if aggregated with all other such shares of stock previously acquired by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power (i) one-tenth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition, directly or indirectly, of ownership of, or the power to direct the exercise of voting power with respect to, issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses and making an “acquiring person statement” as described in the MGCL), may compel our board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the control shares. If no request for a special meeting is made, we may present the question at any stockholders meeting.

If voting rights of control shares are not approved at the meeting or if the acquiring person does not deliver an “acquiring person statement” as required by Maryland law, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition. The control share acquisition statute does not apply (1) to shares acquired in a merger, consolidation or share exchange if we are a party to the transaction or (2) to acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our common stock. There is no assurance, however, that our board of directors will not amend or eliminate this provision at any time in the future.

Limitation of Liability and Indemnification

Our articles of incorporation contain provisions permitted under Maryland law limiting the liability of directors to the corporation and its stockholders for money damages with the exception of liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services, or (ii) active and deliberate dishonesty established by a final judgment as being material to the cause of action. These provisions do not limit or eliminate our rights or any stockholders’ rights to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director’s fiduciary duty. These provisions will not alter a directors’ liability under federal securities laws.

Our bylaws require us to indemnify our directors and executive officers who have been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. Such indemnification is required under Maryland law unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith, or (2) was the result of active and deliberate dishonesty;
•	the director or officer actually received an improper personal benefit in money, property or services; or
•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

Under our bylaws, we may also advance reasonable expenses to a director or officer upon the receipt of (i) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation, and (ii) a written undertaking by the director or on the director’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director did not meet the standard of conduct.

We do not intend to enter into indemnification agreements with each of our current directors and executive officers at this time. We have obtained directors’ and officers’ liability insurance.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common or preferred stock or any of the other securities that may be sold under this prospectus, or any combination of these securities. Warrants may be issued independently or together with other securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between a warrant agent and us. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The following outlines some of the general terms and provisions of the warrants that we may issue from time to time. Additional or different terms of the warrants and the applicable warrant agreement will be set forth in the applicable prospectus supplement.

We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement that describes the terms of the series of warrants we are offering before the issuance of those warrants. The following summaries of material provisions of the warrants are subject to, and qualified in their entirety by reference to, all of the provisions of the warrant agreement applicable to a particular series of warrants. We urge you to read the applicable prospectus supplements, as well as the complete warrant agreement that contains the terms of the series of warrants.

General

The prospectus supplement relating to a particular issue of warrants will describe the terms of those warrants and the price or prices at which will offer the warrants. The description may include:

•	the title of the warrants;
•	the offering price for the warrants, if any;
•	the aggregate number of the warrants;
•	the designation and/or terms of the securities purchasable upon exercise of the warrants;
•	if applicable, the designation and/or terms of the securities that the warrants are issued with and the number of warrants issued with each security;
•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;
•	the amount and price of securities that may be purchased upon exercise of a warrant;
•	the dates on which the right to exercise the warrants commence and expire;
•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;
•	whether the warrants represented by the warrant certificates or, if applicable, the securities that may be issued upon exercise of the warrants, will be issued in registered or bearer form;
•	if applicable, information relating to book-entry procedures;
•	if applicable, a discussion of material U.S. Federal income tax considerations;
•	anti-dilution provisions of the warrants, if any;
•	redemption or call provisions, if any, applicable to the warrants; and
•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

Each warrant will entitle the holder of the warrant to purchase at the exercise price set forth in the applicable prospectus supplement the amount of the underlying securities being offered. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will be void. Holders may exercise warrants as set forth in the prospectus supplement relating to the warrants being offered.

Until a holder exercises the warrants to purchase any securities underlying the warrants, the holder will not have any rights as a holder of the underlying securities by virtue of ownership of warrants.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indentures, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

Each prospectus supplement will describe, as to the debt securities to which it relates, any guarantees by our subsidiaries which may guarantee the debt securities, including the identity of the subsidiaries that will be the initial guarantors of the series and the terms of subordination, if any, of any such guarantee. The applicable prospectus supplement will also describe provisions for the release of guarantor subsidiaries from their guarantees.

We will issue the senior debt securities under the senior indenture dated July 21, 2014 between us and Wilmington Trust, National Association as trustee. We will issue the subordinated debt securities under the subordinated indenture that we will enter into with the trustee to be named in the subordinated indenture. The indentures have been or will be qualified under the Trust Indenture Act of 1939. We use the term “debenture trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable. We have filed the senior indenture and the form of the subordinated indenture as exhibits to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements, as well as the complete indenture that contains the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

•	the terms (if any) under which the securities will be guaranteed by our subsidiaries;
•	the title;
•	the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;
•	any limit on the amount that may be issued;
•	whether or not we will issue the series of debt securities in global form, the terms and who the depositary will be;
•	the maturity date;
•	whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a U.S. person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;
•	the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;
•	whether the interest is payable in property other than cash, including in securities of ours, or by increasing the principal amount of the debt securities;
•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;
•	the terms of the subordination of any series of subordinated debt;
•	the place where payments will be payable;
•	restrictions on transfer, sale or other assignment, if any;
•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;
•	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;
•	whether the indenture will restrict our ability to:
º	incur additional indebtedness;
º	issue additional securities;
º	create liens;
º	pay dividends and make distributions in respect of our capital stock;
º	redeem capital stock;
º	make investments or other restricted payments;
º	sell or otherwise dispose of assets;
º	enter into sale-leaseback transactions;
º	engage in transactions with shareholders and affiliates; or
º	effect a consolidation or merger;
•	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;
•	a discussion of any material U.S. Federal income tax considerations applicable to the debt securities;
•	information describing any book-entry features;
•	provisions for a sinking fund purchase or other analogous fund, if any;
•	the applicability of the provisions in the indenture on discharge;
•	whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code;
•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;
•	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars; and
•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations.

Subsidiary Guarantors

One or more of our subsidiaries may fully and unconditionally guarantee any series of debt securities offered by this prospectus, as set forth in the applicable prospectus supplement. These subsidiaries are sometimes referred to in this prospectus as possible subsidiary guarantors. The term “subsidiary guarantors” with respect to a series of debt securities refers to our subsidiaries that guaranty such series of debt securities. The applicable prospectus supplement will name the subsidiary guarantors, if any, for that series of debt securities and will describe the terms of the guarantee by the subsidiary guarantors.

The KeyW Holding Corporation (the “Parent”) is a holding company with no independent assets or operations (other than the ownership of its subsidiaries). We contemplate that if we issue any guaranteed debt securities pursuant to this prospectus, all guarantees will be full and unconditional and joint and several, and any of our subsidiaries that are not subsidiary guarantors will be “minor” subsidiaries as such term is defined under the rules and regulations of the Securities and Exchange Commission. The agreements governing our long-term indebtedness do not contain any significant restrictions on the ability of the Parent or any guarantor subsidiary to obtain funds from its subsidiaries by dividend, loan or otherwise. Accordingly, we do not provide separate financial statements of any guarantor subsidiaries.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indentures will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate. If the debt securities are convertible into or exchangeable for our other securities or securities of other entities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indentures with respect to any series of debt securities that we may issue:

•	if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended or deferred;
•	if we fail to pay the principal, premium or sinking fund payment, if any, when due and payable and the time for payment has not been extended or delayed;
•	if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the debenture trustee or holders of at least a majority of the aggregate principal amount of the outstanding debt securities of the applicable series; and
•	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the debenture trustee or the holders of at least a majority of the aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the debenture trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the debenture trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and
•	subject to its duties under the Trust Indenture Act of 1939, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies only if:

•	the holder has given written notice to the debenture trustee of a continuing event of default with respect to that series;
•	the holders of at least a majority of the aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee to institute the proceeding as trustee; and
•	the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the debenture trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

We and the debenture trustee may change an indenture without the consent of any holders with respect to specific matters:

•	to fix any ambiguity, defect or inconsistency in the indenture;
•	to comply with the provisions described above under “Description of Debt Securities — Consolidation, Merger or Sale;”
•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act of 1939;
•	to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;
•	to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided under “Description of Debt Securities — General,” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;
•	to evidence and provide for the acceptance of appointment hereunder by a successor trustee;
•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities and to make all appropriate changes for such purpose;

•	to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, and to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default; or
•	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the debenture trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of the series of debt securities;
•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any debt securities; or
•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

•	register the transfer or exchange of debt securities of the series;
•	replace stolen, lost or mutilated debt securities of the series;
•	maintain paying agencies;
•	hold monies or other property for payment in trust;
•	recover excess money held by the debenture trustee;
•	compensate and indemnify the debenture trustee; and
•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the debenture trustee money or government obligations (or, if the debt securities are payable otherwise than in cash, we must have made other arrangements satisfactory to the debenture trustee for payment in property other than cash), sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series. See “Legal Ownership of Securities” for a further description of the terms relating to any book-entry securities.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or
•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders (or, if the debt securities are payable otherwise than in cash, in accordance with provisions set forth in the prospectus supplement). Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the debenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money or other property we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indentures, the debt securities and any guarantees of the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

Subordination of Subordinated Debt Securities

The subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of subordinated debt securities that we may issue, nor does it limit us from issuing any other secured or unsecured debt.

DESCRIPTION OF UNITS

We may offer units comprised of any of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The units may be issued under units agreements to be entered into between us and a bank or trust company, as unit agent, as detailed in the prospectus supplement relating to units being offered.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement, if any, that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement, if any, and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus, as well as the complete unit agreement, if any, and any supplemental agreements that contain the terms of the units.

The prospectus supplement relating to a particular issue of units will describe the terms of those units and the price or prices at which we will offer the units. The description may include:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;
•	a description of the terms of any unit agreement governing the units;
•	a description of the provisions for the payment, settlement, transfer or exchange of the units;
•	a discussion of material Federal income tax considerations, if applicable; and
•	whether the units will be issued in fully registered or global form.

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee, depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations For Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;
•	whether it imposes fees or charges;
•	how it would handle a request for the holders’ consent, if ever required;
•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;
•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and
•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations For Global Securities

The rights of an indirect holder relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

•	an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;
•	an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;
•	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;
•	an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;
•	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security;
•	we and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security, nor do we or any applicable trustee supervise the depositary in any way;
•	the depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•	financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

Unless we provide otherwise in the applicable prospectus supplement, the global security will terminate when the following special situations occur:

•	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;
•	if we notify any applicable trustee that we wish to terminate that global security; or
•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the applicable prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell or issue the shelf securities from time to time in any one or more of the following ways:

•	through underwriters or dealers;
•	directly to purchasers;
•	through agents; or
•	through a combination of these methods.

Registration of the shelf securities covered by this prospectus does not mean, however, that the securities will necessarily be offered or sold.

Shelf securities may be distributed from time to time in one or more transactions at a fixed price or prices, which may be changed; at market prices prevailing at the time of sale; at prices related to such prevailing market prices; or at negotiated prices.

For each offering of securities hereunder, we will describe the method of distribution of such securities, among other things, in the applicable prospectus supplement. The prospectus supplement will set forth the terms of the offering of the securities, including, as applicable:

•	the name or names of any agents or underwriters;
•	the amount of securities underwritten or purchased by any underwriter;
•	the initial public offering price;
•	the amounts of any commissions discounts paid or allowed to any agents or underwriters;
•	the proceeds we will receive;
•	any other items constituting underwriters’ compensation;

•	any discounts, commissions or concessions allowed or paid to dealers;
•	the material terms of any agreement with any underwriters or agents; and
•	any securities exchanges on which the securities may be listed.

Shelf securities may be offered through underwriters. Any underwriter will be named, and any discounts allowed or other compensation payable to any underwriter will be set forth, in the applicable prospectus supplement. The securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of the securities if any are purchased. We may grant the underwriters an over-allotment option under which underwriters may purchase additional securities from us.

Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for which they may act as agents. Any initial public offering price and any discounts or concessions allowed or paid to dealers may be changed from time to time.

Shelf securities may be offered to purchasers directly or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities will be named, and any commissions or other compensation payable by us to such agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

Shelf securities may be offered to purchasers through dealers as principals. The dealer may then resell the offered securities to the public at varying prices to be determined by the dealer at the time of resale. The name of the dealer and the terms of the transaction will be set forth in the applicable prospectus supplement.

Shelf securities may be offered into an existing trading market for such securities at other than a fixed price. Underwriters, dealers, and agents who participate in any such at-the-market offerings will be named in the applicable prospectus, along with the terms and conditions of any agency, marketing or similar agreement and the commissions payable or other compensation upon sales of the securities.

We may make direct sales of shelf securities through subscription rights distributed to our existing shareholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties. Any underwriters, dealers or agents involved in the offer or sale of the securities will be named, and any commissions or other compensation payable by us to such underwriter, dealer or agent will be set forth, in the applicable prospectus supplement.

We may offer shelf securities directly to service providers or suppliers in payment of outstanding invoices.

Underwriters, broker-dealers and agents that participate in the distribution of the securities may be deemed to be “underwriters” as defined in the Securities Act of 1933, as amended (the “Securities Act”). Any commissions paid or any discounts or concessions allowed to any such persons, and any profits they receive on resale of the securities, may be deemed to be underwriting discounts and commissions under the Securities Act.

Agents and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect of their liabilities.

We may authorize underwriters, dealers or agents to solicit offers by institutional investors, such as commercial banks and investment companies, to purchase the shelf securities from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The terms and conditions of these contracts and the commissions payable for solicitation of the contracts will be set forth in the prospectus supplement.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include over allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if such offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, these activities may be discontinued at any time.

Any underwriters who are qualified market makers may engage in passive market making transactions in the securities in accordance with Rule 103 of Regulation M.

Agents and underwriters may be our customers, engage in transactions with us, or perform services for us in the ordinary course of business.

In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement.

Unless otherwise specified in the applicable prospectus supplement, shelf securities offered by us under this prospectus will be a new issue and, other than the common stock, which is quoted on the NASDAQ Global Select Market, will have no established trading market. We may elect to list any other class or series of securities on an exchange, and in the case of the common stock, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities may or may not be listed on a national securities exchange or a foreign securities exchange. No assurance can be given as to the liquidity of the trading market for any of the securities.

All costs, expenses and fees associated with the registration and distribution of shelf securities, including underwriting discounts and commissions, placement agent fees and similar compensation will be borne by us.

LEGAL MATTERS

The validity of the securities offered will be passed on for us by our counsel, Holland & Knight LLP, Tysons, Virginia. Counsel for any underwriter or agent will be noted in the applicable prospectus.

EXPERTS

The audited consolidated financial statements incorporated by reference in this prospectus and elsewhere in the registration statement from our Current Report on Form 8-K filed with the Securities and Exchange Commission on December 15, 2016, and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement from our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 filed with the Securities and Exchange Commission on March 15, 2016 have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

8,500,000 Shares of Common Stock

The KeyW Holding Corporation

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

RBC Capital Markets

Barclays

SunTrust Robinson Humphrey

Co-Managers

Chardan

Drexel Hamilton

Maxim Group LLC

Noble Capital Markets

January 27, 2017